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                                                                     EXHIBIT 5.1




                              November 9, 1998



Chancellor Media Corporation of Los Angeles
300 Crescent Court, Suite 600
Dallas, Texas 75201

Ladies and Gentlemen:

                 We have acted as counsel to Chancellor Media Corporation of Los Angeles, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company and by the guarantors listed on Exhibit A attached hereto (the "Exhibit A Guarantors") and the guarantors listed on Exhibit B attached hereto (the "Exhibit B Guarantors," and, together with the Exhibit A Guarantors, the "Guarantors"), of a Registration Statement on Form S-4 (the "Registration Statement"), to be filed with the Securities and Exchange Commission on November 9, 1998 under the Securities Act of 1933, as amended, relating to $750,000,000 aggregate principal amount of 9% Senior Subordinated Notes due 2008 (the "New Notes") of the Company and the related guarantees thereof by the Guarantors (the "Guarantees"). The Company and the Guarantors propose to offer (the "Exchange Offer"), upon the terms set forth in the Prospectus contained in the Registration Statement, to exchange $1,000 principal amount of New Notes and the related Guarantees for each $1,000 principal amount of issued and outstanding 9% Senior Subordinated Notes due 2008 of the Company (the "Old Notes") and the related guarantees thereof by the Guarantors. The New Notes and the related Guarantees will be issued under the Indenture, dated September 30, 1998, by and among the Company, the Guarantors and The Bank of New York (the "Trustee") (as amended or supplemented to the date hereof, the "Indenture").

                 In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Indenture, the form of New Notes set forth in the Indenture and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                 In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or
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Chancellor Media Corporation of Los Angeles
November 9, 1998
Page 2


photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Guarantors.
We have also assumed (i) the due incorporation or formation and valid existence of the Company and the Guarantors, (ii) that the Exhibit B Guarantors have the requisite corporate power and authority to enter into and perform the Indenture, (iii) the due authorization, execution and delivery of the Indenture by the Exhibit B Guarantors and (iv) that the issuance of the Guarantees upon consummation of the Exchange Offer has been duly authorized by the Exhibit B Guarantors.

                 Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                 1. Assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, when (i) the New Notes issuable upon consummation of the Exchange Offer have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and
(ii) the New Notes issuable upon consummation of the Exchange Offer have been duly delivered against receipt of Old Notes surrendered in exchange therefor, the New Notes issuable upon consummation of the Exchange Offer will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                 2. Assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, when (i) the New Notes issuable upon consummation of the Exchange Offer have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and
(ii) the New Notes issuable upon consummation of the Exchange Offer have been duly delivered against receipt of Old Notes surrendered in exchange therefor, the Guarantees issuable upon consummation of the Exchange Offer will constitute the legal, valid and binding obligations of the Guarantors, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                 The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
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Chancellor Media Corporation of Los Angeles
November 9, 1998
Page 3


                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                         Very truly yours,


                                         /s/ Weil, Gotshal & Manges LLP
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Chancellor Media Corporation of Los Angeles
November 9, 1998
Page 4



                                   Exhibit A
                                   ---------


              Chancellor Media Corporation Of The Lone Star State
                            KZPS/KDGE License Corp.
                   Chancellor Media Corporation of California
                               KIOI License Corp.
                    Chancellor Media Corporation of Illinois
                    Chancellor Media Illinois License Corp.
                  Chancellor Media Corporation of Dade County
                               WVCG License Corp.
                 Chancellor Media Corporation of Massachusetts
                  Chancellor Media Pennsylvania License Corp.
                     Chancellor Media Corporation of Miami
                               WEDR License Corp.
                    Chancellor Media Corporation of Houston
               Chancellor Media Corporation of the Keystone State
                    Chancellor Media Corporation of New York
                   Chancellor Media Corporation of Charlotte
                               WIOQ License Corp.
                Chancellor Media Corporation of Washington, D.C.
                   Chancellor Media Corporation of St. Louis
                    Chancellor Media Corporation of Michigan
                          Chancellor Media / WAXQ Inc.
                               WAXQ License Corp.
                          Chancellor Media / KCMG Inc.
              Chancellor Media / Riverside Broadcasting Co., Inc.
                               WLTW License Corp.
                Chancellor Media Corporation of the Capital City
                      Chancellor Media D.C. License Corp.
                       Chancellor Media Licensee Company
                 Chancellor Media/Trefoil Communications, Inc.
                  Chancellor Media/Shamrock Broadcasting, Inc.
                 Chancellor Media/Shamrock Radio Licenses, Inc.
        Chancellor Media/Shamrock Broadcasting Licenses of Denver, Inc.
             Chancellor Media/Shamrock Broadcasting of Texas, Inc.
                         The AMFM Radio Networks, Inc.
                   Chancellor Media Air Services Corporation
                            Chancellor Merger Corp.
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Chancellor Media Corporation of Los Angeles
November 9, 1998
Page 5


                                   Exhibit B
                                   ---------


                          Broadcast Architecture, Inc.
                                  Martin Media
                          Dowling Company Incorporated
                          Nevada Outdoor Systems, Inc.
                                 MW Sign Corp.
                           Martin & MacFarlane, Inc.
                             Katz Media Corporation
                           Katz Communications, Inc.
                        Katz Millennium Marketing, Inc.
                         Amcast Millennium Sales, Inc.
                           Christal Radio Sales, Inc.
                           Eastman Radio Sales, Inc.
                                  Seltel Inc.
                             Katz Cable Corporation
                       The National Payroll Company, Inc.
                      Chancellor Media Radio Licenses, LLC
                        KLOL License Limited Partnership
                        WTOP License Limited Partnership
                 Chancellor Media/Shamrock Radio Licenses, LLC
                               Radio 100, L.L.C.
                      Chancellor Media Outdoor Corporation
                    Chancellor Media Nevada Sign Corporation
                      Chancellor Media MW Sign Corporation
                      Chancellor Media Martin Corporation
                          Western Poster Service, Inc.
                  Chancellor Media Whiteco Outdoor Corporation
                Chancellor Media of Houston Limited Partnership